UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2012

EDISON INTERNATIONAL
(Exact name of registrant as specified in its charter)

CALIFORNIA	001-9936	95-4137452
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2244 Walnut Grove Avenue
(P.O. Box 976)
Rosemead, California 91770
(Address of principal executive offices, including zip code)

(626) 302-2222
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report's exhibits include forward-looking statements. Edison International based these forward-looking statements on its current expectations and projections about future events in light of its knowledge of facts as of the date of this current report and its assumptions about future circumstances. These forward-looking statements are subject to various risks and uncertainties that may be outside the control of Edison International. Edison International has no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events, or otherwise. This current report should be read with Edison International's Annual Report on Form 10-K for the year ended December 31, 2011 and subsequent Quarterly Reports on Form 10-Q.

Item 8.01	Other Events
Edison International's subsidiary, Southern California Edison Company ("SCE"), has issued the attached press release, which is included as Exhibit 99.1 to this report and submitted the attached cover letter to the Nuclear Regulatory Commission, which is included as Exhibit 99.2 to this report.
For more information regarding issues at SCE’s San Onofre Nuclear Generating Station, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Edison International Overview—Management Overview of SCE—San Onofre Outage, Inspection and Repair Issues” in Edison International’s Form 10-Q for the period ended June 30, 2012. This information will be updated as appropriate in Edison International’s Form 10-Q for the period ended September 30, 2012.
Item  9.01    Financial Statements and Exhibits

(c)	Exhibits
See the Exhibit Index below.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDISON INTERNATIONAL
(Registrant)

/s/ Mark C. Clarke
Mark C. Clarke
Vice President and Controller

Date: October 4, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Southern California Edison Company press release issued on October 4, 2012

99.2	Southern California Edison Company Cover Letter to Confirmatory Action Letter Response, dated October 3, 2012